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                                                                    Exhibit 23.1










                                    Consent


Wilmington Trust Company, as owner Trustee for
     CarMax Auto Owner Trust 2001-2


We consent to the use of our report included in the prospectus supplement and to the reference to our firm under the heading "Experts" in the prospectus supplement.


                                                      KPMG LLP



Richmond, Virginia
November 14, 2001